Exhibit 99-3




                         INDEPENDENT ACCOUNTANT'S REPORT
                         -------------------------------






Board of Directors and Stockholders
WVS Financial Corporation

We have reviewed the accompanying consolidated balance sheet of WVS Financial Corporation and subsidiary as of December 31, 2002, and the related consolidated statement of income for the three and six-month periods ended December 31, 2002 and 2001, the consolidated statement of changes in stockholders' equity for the six-month period ended December 31, 2002, and the consolidated statement of cash flows for the six-month periods ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of June 30, 2002, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated July 26, 2002, we expressed an unqualified opinion on those consolidated financial statements.



/s/S.R. Snodgrass, A.C.
-----------------------
Wexford, PA
February 11, 2003



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